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                                                      Exhibit 23










                 CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-54452) pertaining to the Voluntary Investment Pension Plan for Hourly Employees of The Timken Company of our report dated June 6, 1994, with respect to the financial statements and schedules of the Voluntary Investment Pension Plan for Hourly Employees of The Timken Company included in this Annual Report (Form 11-K) for the year ended December 31, 1993.



                                  ERNST & YOUNG

Canton, Ohio
June 24, 1994